[LETTERHEAD OMITTED]                                 Thacher Proffitt & Wood LLP
                                                     Two World Financial Center
                                                     New York, NY 10281
                                                     212.912.7400

                                                     Fax: 212.912.7751
                                                     www.tpw.com

                                          March 29, 2007

Citigroup Commercial Mortgage Securities Inc.
388 Greenwich Street
New York, New York 10013

         Citigroup Commercial Mortgage Securities Inc.
         Registration Statement on Form S-3

         Ladies and Gentlemen:

         We have acted as counsel to Citgroup Commercial Mortgage Securities
Inc., a Delaware corporation (the "Registrant"), in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), of pass-through certificates evidencing ownership interests in mortgage loans or interests therein, and the related preparation and filing of a Registration
Statement on Form S-3 (the "Registration Statement").

         Pass-through certificates are issuable in series under separate pooling and servicing agreements, each creating a separate pass-through trust under the laws of the State of New York as the issuing entity and each among the
Registrant as depositor, and a trustee, one or more master servicers and any special servicer, fiscal agent, certificate administrator and/or tax administrator named therein, as identified in the prospectus supplement for such series of pass-through certificates. Each pooling and servicing agreement will be substantially in the form listed as an exhibit to incorporated by reference in the Registration Statement.

         In rendering this opinion letter, we have examined the Registration
Statement and the exhibits thereto and such other documents as we have deemed necessary. We have also assumed the necessary entity power, authority, authorization, execution, authentication, offer and sale of and of each series of pass-through certificates at the time of the takedown thereof under the
Registration Statement, pursuant to and in accordance with the related pooling and servicing agreement, underwriting agreement and prospectus supplement. The opinion expressed herein with respect to enforceability is subject to general principles of equity and the effect of bankruptcy, insolvency, fraudulent conveyance and transfer and other similar laws of general applicability affecting the rights of creditors.

         In rendering this opinion letter, we do not express any opinion concerning any laws other than the federal laws of the United States, including without limitation the Internal Revenue Code of 1986, as amended, and the laws of the States of New York and, to the extent applicable, Delaware. We do not express any opinion herein with respect to any matter not specifically addressed in the opinions expressed below.

         The tax opinions set forth below are based upon the existing provisions of applicable law and regulations issued or proposed thereunder, published rulings and releases of applicable agencies or other governmental bodies and existing case law, any of which or the effect of any of

Citigroup Commercial Mortgage Securities Inc.                            Page 2.
March 29, 2007

which could change at any time. Any such changes may be retroactive in application and could modify the legal conclusions upon which such opinions are based.

         Based upon and subject to the foregoing, it is our opinion that:

         1.    Each series of pass-through certificates will be legally and validly issued, enforceable under the laws of the State of New
               York in accordance with its terms, fully paid and non-assessable and entitled to the benefits of the related pooling and servicing agreement.

         2.    The descriptions of federal income tax consequences appearing under the heading "Federal Income Tax Consequences" in the prospectus and in the form of prospectus supplement contained in the Registration Statement, while not purporting to discuss all possible federal income tax consequences of investment in the securities to which those descriptions relate, are accurate with respect to those tax consequences which are discussed, and we hereby adopt and confirm those descriptions as our opinions.

         We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement, and to the use of our name in the prospectus and form of prospectus supplement included in the Registration Statement under the headings "Federal Income Tax Consequences" and "Legal Matters", without admitting that we are "persons" within the meaning of Section 7(a) or 11(a)(4)
of the 1933 Act, or "experts" within the meaning of Section 11 thereof, with respect to any portion of the Registration Statement.

                                            Very truly yours,

                                            /s/ Thacher Proffitt & Wood LLP
                                                ---------------------------
                                                Thacher Proffitt & Wood LLP